Exhibit 99.1

ZION OIL & GAS
SIGNS DRILLING CONTRACT
_____________________________

Caesarea, Israel – September 15, 2008 – Zion Oil & Gas, Inc. (Amex: ZN) of Dallas, Texas and Caesarea, Israel announced today that it and Aladdin Middle East ("AME") have signed a drilling contract. Last week, Zion's Chief Executive Officer, Richard Rinberg, and the President and Chief Operating Officer of Zion, Glen Perry, visited AME's offices in Ankara, Turkey, in order to inspect AME’s rig and equipment yard, meet with key AME personnel and finalize the terms of the drilling contract.

The contract was executed by both parties on September 12, 2008. Under the terms of the contract AME has committed to provide a completely refurbished and updated 2,000 horsepower rig and crews (anticipated to arrive in Israel in November 2008) and to drill Zion's planned Ma'anit-Rehoboth #2 well 'directionally' to below 18,000 feet. The well is planned to appraise the strong shows seen in the Triassic (during the drilling of the Ma’anit #1 well) and to drill deeper into the Permian formation. It will be the first well drilled to the Permian in Northern Israel. The commencement of the drilling program is subject to receipt of various government permits and raising additional capital, whether through Zion's current public offering or otherwise.

Richard Rinberg, Zion's Chief Executive Officer, said today, “This is an important milestone for Zion, one which we have been working towards for a long time. We are very impressed by the quality of AME’s rig and the professionalism of their people. We appreciate the hospitality shown to us by AME during our visit and are excited about working with AME and drilling our next wells, just as soon as we can.”

Additional information relating to the drilling contract and related matters will be included in Zion’s Current Report on Form 8-K, that Zion will be filing soon with the Securities and Exchange Commission.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located onshore between Tel-Aviv and Haifa. It currently holds two petroleum exploration licenses, the Joseph and Asher-Menashe Licenses, between Netanya on the south and Haifa on the north covering a total of approximately 162,000 acres.

AME is an independent oil and gas exploration and production company, incorporated in Delaware in 1962, with its head office in Wichita, Kansas. AME has drilled more than 130 exploration and development wells in Turkey for major oil companies, including Exxon, Mobil, Wintershall AG, MOL, Placid Oil, Neste Oy, Terralliance (USA), JKX (UK) and TETHYS (Sweden). Its rig inventory includes 11 drilling and workover rigs and AME's personnel have enormous work experience in many countries, including Turkey, Bulgaria, Azerbaijan, Kazakhstan, Turkmenistan and Georgia.
FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements relating to Zion’s entry into a drilling contract with AME and the terms thereof and the importation of a rig and crews into Israel to drill Zion’s planned wells, the public offering, the timing of any closing and the results thereof are forward-looking statements as defined in the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic filings with the Securities and Exchange Commission, including the prospectus filed in connection with Zion's current public offering, and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Accordingly, Zion can give no assurance that the expectations reflected in these statements will prove to be correct. Zion assumes no responsibility to update these statements.

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466). Direct links to the SEC location, or to the documents in PDF, may be found on the home page of Zion Oil & Gas. Inc., at www.zionoil.com.

Contact:

Ashley Chatman
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
(1) 214-221-4610
Email: dallas@zionoil.com